UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TEXAS PACIFIC LAND CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On October 7, 2026, Texas Pacific Land Corporation (the “Company”) sent an email communication to certain stockholders of the Company (the “Stockholder Communication”) regarding the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Stockholder Communication is provided below.

Hi,

We are reaching out regarding Texas Pacific Land’s Annual Meeting on November 5, at which shareholders will consider the company’s proposed redomestication from Delaware to Texas. We would welcome the opportunity to answer any questions your team may have regarding the proposal or any other item on the ballot.

The Board carefully considered and believes Texas is the appropriate corporate home for Texas Pacific Land because:

•	TPL is fundamentally a Texas company. Its headquarters, management, employees and business operations are based in Texas, and virtually all of its land holdings are located in the state. TPL is the largest private landowner in Texas.

•	TPL has no meaningful connection to Delaware other than its current state of incorporation.

•	The proposal is designed to preserve shareholder rights. TPL would maintain all material governance rights and is not proposing to opt into the elective provisions of Texas law (such as those that restrict derivative claims or shareholder proposals).

The proxy statement is available here for reference.

Please let us know if you would be interested in engaging in advance of the November 5 vote.

Thank you,

Shawn

Shawn Amini

VP Finance and Investor Relations

Texas Pacific Land Corporation

Important Information About the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on September 25, 2026. In addition, the Company may also file other relevant documents with the SEC regarding the Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Proxy Statement and other relevant documents have been or will be sent or given to the Company’s stockholders as of the record date established for voting. Investors and stockholders may also obtain a free copy of the Proxy Statement and other documents filed by the Company at its website, www.texaspacific.com, or at the SEC’s website, www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from the Company by directing such request to the Company, to the attention of Investor Relations, 2699 Howell Street, Suite 800, Dallas, Texas 75204 or by calling (214) 969-5530.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers by reading the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 18, 2026. To the extent holdings of common stock by the Company’s directors and executive officers have changed from the amounts of common stock held by such persons as reflected in the Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the Proxy Statement.